Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS UNIT PURCHASE OPTION HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                   UNIT PURCHASE OPTION TO PURCHASE UNITS OF
                               NANOSENSORS, INC.
                 (VOID AFTER EXPIRATION DATE - APRIL 30, 2009)


      This certifies that Meyers Associates, L.P. or its successors or assigns ("HOLDER") in consideration of one-tenth of one cent ($.001) in hand paid for each Unit (the "Unit") of securities exercised hereunder, shall be entitled to purchase from NanoSensors, Inc., a Nevada corporation ("Company"), having its principal place of business at 1800 Wyatt Drive, Suite 2, Santa Clara, CA 95054, up to 1,375,000 Units of the Company at an exercise price per Unit equal to $.20 ("EXERCISE PRICE"). Each Unit consists of one share of common stock, par value $.001 (the "Common Stock") and one five-year warrant to purchase one share of Common Stock at an exercise price of $.30 per share.

      This Unit Purchase Option shall be exchangeable for shares and warrants at any time, or from time-to-time, up to and including 5:00 p.m. (local time) on April 30, 2009 ("EXPIRATION DATE") upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Unit Purchase Option properly endorsed with a form of subscription in substantially the form attached hereto duly filled in and signed and, if applicable, upon payment of the aggregate Exercise Price for the number of shares for which this Unit Purchase Option is being exercised determined in accordance with the provisions hereof. Payment of the aggregate Exercise Price may be made as elected by Holder as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company; or (ii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the aggregate Exercise Price payable with respect to the portion of this Unit Purchase Option then being exercised by (B) the closing bid price per share of Common Stock on the date of exercise, The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment as provided in Section 2 of this Unit Purchase Option.

      1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR UNITS.

            1.1 General. This Unit Purchase Option is exercisable in full, or in part for 5,000 or more Units, at the option of the Holder of record at any time or from time, to time, up to the Expiration Date for all of the shares of Common Stock (but not for a fraction of a share) and Warrants which may be purchased hereunder. In the case of the exercise of less than all of the Unit Purchase Options represented hereby, the Company shall cancel this Unit Purchase Option Certificate upon the surrender hereof and shall execute and deliver a new Unit Purchase Option Certificate or Unit Purchase Option Certificates of like tenor for the balance of such Unit Purchase Option. The Company agrees that the units purchased under this Unit Purchase Option shall be and are deemed to be issued to the Holder hereof as the record owner of such units as of the close of business on the date on which this Unit Purchase Option shall have been surrendered, properly endorsed, the completed, executed Subscription Form (attached hereto as Exhibit A-1) delivered and payment made for such units. Certificates for the shares of Common Stock and Warrants so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Unit Purchase Option have been so exercised, and in any event, within seven (7) days of such exercise. Each Common Stock and Warrant certificate so delivered shall be in such denominations of 5,000 or more shares as may be requested by the Holder hereof and shall be registered on the Company's books in the name designated by such Holder.

            1.2 Shares To Be Fully Paid; Reservation Of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Unit Purchase Option will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Unit Purchase Option may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Unit Purchase Option, a sufficient number of shares of authorized but unissued Common Stock, when and as required to provide for the exercise of the rights represented by this Unit Purchase Option. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock or other securities may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Exercise Price (as set forth in Section 2 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock or Equity Securities then authorized by the Company's Articles/Certificate of Incorporation ("Company Charter").

      2. DETERMINATION OR ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF UNITS. The Exercise Price and the number of units purchasable upon the exercise of this Unit Purchase Option shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Unit Purchase Option shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of units obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of units purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

            2.1 Subdivision or Combination of Common Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            2.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock or Warrants (or any shares of stock or other securities at the time receivable upon the exercise of this Unit Purchase Option or into which such securities are convertible) shall have received or become entitled to receive, without payment therefore.

            2.2.1 Stock, Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

            2.2.2 Any cash paid or payable otherwise than as a cash dividend, or


            2.2.3 Stock, Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 2.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Unit Purchase Option, be entitled to receive, in addition to the number of shares of Stock or Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (2.2.2) above and this clause (2.2.3)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

            2.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the
      Company whereby the Holder hereof shall thereafter have the right, upon exercise of this Unit Purchase Option, to purchase and receive (in lieu of the units of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Unit Purchase Option) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of units immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Unit Purchase Option. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Unit Purchase Option to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Unit Purchase Option) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon Holder's exercise of this Unit Purchase Option and payment of the purchase price in accordance with the terms hereof, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

            2.4

            2.4.1 Except as hereinafter provided, if and whenever after the date of execution of this Unit Purchase Option, the Company shall issue or sell any shares of its Common Stock for a consideration per Share less than the Exercise Price per Unit hereunder in effect immediately prior to the time of such issue or sale, then forthwith the exercise price of this Unit Purchase Option shall be reduced to the price (calculated to the nearest cent) which the Company received upon such issue or sale.

            2.4.2 Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be made upon (i) the sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants and/or conversion of notes previously issued and outstanding on the date hereof or (ii) issuable under any shareholder approved stock option plan.

            2.4.3 No adjustment of the exercise price, however, shall be made in an amount less than $.02 per Share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.02 per Share or more.

            2.5 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 2 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Unit Purchase Option in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Unit Purchase Option, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Unit Purchase Option upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Unit Purchase Option been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

            2.6   Notices of Change.

            2.6.1 Upon any determination or adjustment in the number or class of shares subject to this Unit Purchase Option and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such determination or adjustment.

            2.6.2 The Company  shall give written  notice to the Holder at least
                  10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

            2.6.3 The Company  shall also give  written  notice to the Holder at least 20 days prior to the date on which an Organic Change shall take place.

      3. ISSUE TAX. The issuance of certificates for shares of Common Stock and Warrants upon the exercise of the Unit Purchase Option shall be made without charge to the Holder of the Unit Purchase Option for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Unit Purchase Option being exercised.

      4. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Unit Purchase Option.

      5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Unit Purchase Option shall be construed as conferring upon the Holder hereof the right to vote as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Unit Purchase Option, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Unit Purchase Option shall have been exercised. The Holder of this Unit Purchase Option shall receive all notices as if a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

      6. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF UNIT PURCHASE OPTION. The rights and obligations of the Company, of the Holder of this Unit Purchase Option and of the holder of shares of Common Stock and Warrants issued upon exercise of this Unit Purchase Option, shall survive the exercise of this Unit Purchase Option.

      7. FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

            7.1 Articles and Bylaws. The Company has made available to Holder true, complete and correct copies of the Company Charter and Bylaws, as amended, through the date hereof.

            7.2 Due Authority. The execution and delivery by the Company of this Unit Purchase Option and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Common Stock and Warrants, have been duly authorized by all necessary corporate action on the part of the Company, and the Unit Purchase Option is not inconsistent with the Company Charter or Bylaws and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

            7.3 Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Unit Purchase Option, except for any filing required by applicable federal and state securities laws, which filing will be effective by the time required thereby.

            7.4 Issued Securities. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock were issued in full compliance with all federal and state securities laws.

            7.5 Exempt Transaction. Subject to the accuracy of the Holders representations in Section 8 hereof, the issuance of the Common Stock upon exercise of this Unit Purchase Option will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act of 1933, as amended ("1933 Act"), in reliance upon Section 4(2) thereof, or upon the applicable exemption under Regulation D, and (ii) the qualification requirements of the applicable state securities laws.

            7.6 Compliance with Rule 144. At the written request of the Holder, who proposes to sell Common Stock issuable upon the exercise of the Unit Purchase Option in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Holder, within five (5) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time and an opinion of counsel allowing the sale pursuant to Rule 144.

            7.7 Registration. The shares of Common Stock underlying this Unit Purchase Option are subject to a Registration Rights Agreement dated as of the date hereof between the Company and the Holder, the terms of which are incorporated by reference herein.

8. REPRESENTATIONS AND COVENANTS OF THE HOLDER.

      8.1 This Unit Purchase Option has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

            8.1.1 Investment  Purpose.  The Unit  Purchase  Option or the Common
                  Stock and Warrants issuable upon exercise of the Unit Purchase Option will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

            8.1.2 Private  Issue.  The  Holder  understands  (i)  that  the Unit
                  Purchase Option and the Common Stock and Warrants issuable upon exercise of this Unit Purchase Option are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Unit Purchase Option will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 8.

            8.1.3 Disposition  of  Holders  Rights.  In no event will the Holder make a disposition of the Unit Purchase Option or the Common Stock and Warrants issuable upon exercise of the Unit Purchase Option unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the Holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for the Unit Purchase Option or for such shares of stock not bearing any restrictive legend.

            8.1.4 Financial  Risk.  The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

            8.1.5 Risk of No  Registration.  The Holder  understands that if the
                  Company does not file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 ("1934 ACT"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the Unit Purchase Option, or (ii) the Common Stock issuable upon exercise of the Unit Purchase Option, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Unit Purchase Options or the Common Stock and Warrants issuable upon exercise of the Unit Purchase Option which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

            8.1.6 Restriction   on  Exercise  by  The  Holder.   Notwithstanding
                  anything herein to the contrary, in no event shall any Holder be required to exercise this Unit Purchase Option if as a result of such exercise the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this
                  Section 8.1.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

      9. MODIFICATION AND WAIVER. This Unit Purchase Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid or such other means which evidences receipt, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Unit Purchase Option or such other address as either may from time to time provide to the other.

      11. BINDING EFFECT ON SUCCESSORS. As provided in Section 2.3 above, this Unit Purchase Option shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock and Warrants issuable upon the exercise of this Unit Purchase Option shall survive the exercise and termination of this Unit Purchase Option. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

      12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Unit Purchase Option are inserted for convenience only and do not constitute a part of this Unit Purchase Option. This Unit Purchase Option shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Nevada.

      13. LOST UNIT PURCHASE OPTIONS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Unit Purchase Option and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Unit Purchase Option, the Company, at its expense, will make and deliver a new Unit Purchase Option, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Unit Purchase Option.

      14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Unit Purchase Option. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

      IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be duly executed by its officers, thereunto duly authorized this 26th day of April 2004.



                                    NANOSENSORS, INC.,
                                    A Nevada corporation


                                    By:
                                       -----------------------------------------
                                        Name: Ted L. Wong
                                        Title: President & CEO

                                  EXHIBIT A-1

                               SUBSCRIPTION FORM




Date: _________________, _______

NanoSensors, Inc. - Attn: President

Ladies and Gentlemen:

      The undersigned hereby elects to exercise the Unit Purchase Option issued to it by NanoSensors, Inc. ("COMPANY") and dated April 26, 2004, ("UNIT PURCHASE OPTION") and to purchase thereunder __________________________________ shares of the Common Stock of the Company ("SHARES") at a purchase price of
________________   ($______)  per  Share  or  an  aggregate  purchase  price  of
__________________ ________________ Dollars ($__________) ("EXERCISE PRICE").

Pursuant to the terms of the Unit Purchase Option, the undersigned has delivered the Exercise Price herewith in a manner set forth in the Unit Purchase Option.




                                   Very truly yours,

                                   ASSIGNMENT

                   To Be Executed by the Registered Holder
                   in Order to Assign Unit Purchase Options

FOR VALUE RECEIVED,

______________________________________________________ hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------
                    [please print or type name and address]

_____________________of the Unit Purchase Options represented by this Unit Purchase Option Certificate, and hereby irrevocably constitutes and appoints ____________________________________ Attorney to transfer this Unit Purchase
Option Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ________________________            x ________________________
                                                Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS UNIT PURCHASE OPTION CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.